EXHIBIT 21
Subsidiaries of the Registrant
As of March 1, 2016, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
5.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	PerkinElmer Medical Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	PerkinElmer Medical Imaging, LLC	Delaware	PerkinElmer Medical Holdings, Inc.
8.	ViaCord, LLC	Delaware	PerkinElmer Medical Holdings, Inc.
9.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
10.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
11.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
12.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
13.	Perten Instruments, Inc.	Nevada	PerkinElmer Health Sciences, Inc.
14.	PerkinElmer Labs, Inc.	New York	PerkinElmer Holdings, Inc.
15.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
16.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
17.	Geospiza, Inc.	Washington	PerkinElmer Holdings, Inc.
18.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%)[1]
19.	Newport Scientific Pty Ltd	Australia	Perten Instruments AB
20.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
21.	Perten Instruments of Australia Pty Ltd	Australia	Perten Instruments AB
22.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
23.	PerkinElmer BVBA	Belgium	PerkinElmer Life Sciences International Holdings[2]
24.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (99%)[3]
25.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings
26.	Perten Instruments Inc.	Canada	Perten Instruments AB
27.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%)[4]
28.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
29.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
30.	Perten Instruments (Beijing) Co., Ltd.	China	Perten Instruments AB
31.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
32.	Suzhou PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd.
33.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
34.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
35.	PerkinElmer Finland Oy	Finland	Wallac Oy
36.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[5]
37.	PerkinElmer Oy	Finland	Wellesley B.V.
38.	Wallac Oy	Finland	PerkinElmer Oy
39.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
40.	Perten Instruments France SASU	France	Perten Instruments AB
41.	SOCOMA-PERTEN SAS	France	PerkinElmer SAS
42.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
43.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
44.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
45.	PerkinElmer Technologies GmbH & Co. KG	Germany	PerkinElmer Cellular Technologies Germany GmbH (60%)[6]
46.	Perten Instruments GmbH	Germany	Perten Instruments AB
47.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
48.	PerkinElmer Health Sciences Private Limited	India	PerkinElmer IVD Pte Ltd. (91%)[7]

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
49.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd.[8]
50.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
51.	Airbase Systems Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
52.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
53.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
54.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings, Inc.
55.	Perten Instruments Italia Srl	Italy	Perten Instruments AB
56.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[9]
57.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
58.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
59.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer International C.V.
60.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
61.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[10]
62.	Delta Instruments B.V.	Netherlands	PerkinElmer Health Sciences B.V.
63.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
64.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc.[11]
65.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
66.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
67.	PerkinElmer Norge AS	Norway	Wallac Oy
68.	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
69.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
70.	PerkinElmer Shared Services Sp zo.o.	Poland	Wellesley B.V.
71.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
72.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.
73.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
74.	Integromics, S.L.	Spain	PerkinElmer España, S.L.
75.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
76.	PerkinElmer Sverige AB	Sweden	Wallac Oy
77.	PerkinElmer Sweden Health Sciences Holdings AB	Sweden	PerkinElmer Holdings, Inc.
78.	Perten Instruments AB	Sweden	Perten Invest AB
79.	Perten Instruments Group AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l.
80.	Perten Instruments Holding AB	Sweden	Perten Instruments Group AB
81.	Perten Invest AB	Sweden	Perten Instruments Holding AB
82.	Vanadis Diagnostics AB	Sweden	PerkinElmer Sweden Health Sciences Holdings AB
83.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
84.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.
85.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
86.	PerkinElmer Sağlik ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
87.	Dexela Limited	United Kingdom	PerkinElmer Holding Luxembourg S.à r.l.
88.	PerkinElmer Improvision Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
89.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
90.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
91.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
92.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
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[1]	PerkinElmer Health Sciences, Inc. owns 2%.

[2]	PerkinElmer Holdings, Inc. owns a de minimus share.

[3]	PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 32%.

[5]	PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.

[6]	PerkinElmer Automotive Research, Inc. owns 40%.

[7]	Surendra Genetic Laboratory & Research Centre Pte Ltd. owns 9%.

[8]	Wellesley B.V. owns a de minimus share.

[9]	Wallac Oy owns 3%.

[10]	PerkinElmer, Inc. owns a de minimus share.

[11]	PerkinElmer, Inc. owns 1%.